Exhibit 99.1

Elevation Oncology Reports Third Quarter 2022 Financial Results and Highlights Recent Company Progress

●	On track to report additional interim seribantumab data from the Phase 2 CRESTONE study in the first half of 2023
●	Preparations are underway to initiate a Phase 1 clinical trial of EO-3021 in the US in 2023

NEW YORK, November 3, 2022 -- Elevation Oncology, Inc. (Nasdaq: ELEV), a clinical stage biopharmaceutical company focused on the development of precision oncology products for patients with genomically defined cancers, today announced financial results for the quarter ended September 30, 2022, and highlighted recent progress.

“Our newly expanded pipeline provides an opportunity to continue building an industry leading precision oncology company for patients with genomically defined cancers and significant unmet medical needs. We remain focused on execution, as we continue enrolling and treating patients in the ongoing Phase 2 CRESTONE study evaluating seribantumab,” said Shawn M. Leland, PharmD, RPh, Founder and Chief Executive Officer of Elevation Oncology. “We are also committed to bringing EO-3021, our differentiated ADC targeting Claudin18.2 into the clinic and plan to initiate a Phase 1 clinical trial in the US in patients with solid tumors in 2023.”

Recent Progress and Highlights

Seribantumab

●	On track to report additional interim data from Cohort 1 of the CRESTONE study in the first half of 2023. CRESTONE is a Phase 2 potential registration-enabling study evaluating seribantumab in patients with solid tumors harboring NRG1 gene fusions. Initial data presented at the 2022 American Society of Clinical Oncology (ASCO) Annual Meeting showed positive clinical proof-of-concept data supporting the potential of seribantumab to induce deep and durable benefit for patients.

EO-3021

●	Phase 1 clinical trial in the US to evaluate EO-3021 in solid tumors expected to initiate in 2023. In July 2022, Elevation Oncology expanded its pipeline through the licensing of EO-3021, a differentiated, clinical-stage antibody-drug conjugate (ADC) that binds to Claudin18.2 and delivers a cytotoxic payload to eliminate tumor cells. Claudin18.2 is a clinically validated oncology target expressed in several solid tumor types including many gastrointestinal cancers such as gastric, gastroesophageal junction, and pancreatic cancer. Our collaboration partner, CSPC Pharmaceutical Group (HKEX: 01093) is currently conducting a Phase 1, dose escalation clinical trial in China in patients with solid tumors.

Expected Upcoming Milestones and Operational Objectives

●	Additional interim seribantumab data from the Phase 2 CRESTONE study are expected in the first half of 2023
●	Phase 1 clinical trial in the US to evaluate EO-3021 expected to initiate in 2023
●	Topline data for seribantumab from the Phase 2 CRESTONE study results are expected in 2024
●	Ongoing target evaluation and continued execution of the Company's strategy for future pipeline expansion

Third Quarter 2022 Financial Results

As of September 30, 2022, the Company had cash, cash equivalents and marketable securities totaling $107.9 million, compared to $122.5 million as of June 30, 2022.

Research and development expenses for the third quarter 2022 were $34.3 million, compared to $9.3 million for the third quarter 2021. The increase in R&D expense was primarily related to a one-time upfront license fee of $27.0 million paid to CSPC Megalith Biopharmaceutical Co., Ltd., a subsidiary of CSPC Pharmaceutical Group Limited, for the exclusive rights to develop and commercialize EO-3021 outside of Greater China.

General and administrative expenses for the third quarter 2022 were $4.2 million, compared to $3.0 million for the third quarter 2021. The increase in G&A expense was primarily related to personnel costs, professional services and other administrative costs.

Net loss for the third quarter 2022 was $38.8 million, compared to $12.3 million for the third quarter 2021.

Financial Outlook

Elevation Oncology expects its existing cash, cash equivalents and marketable securities as of September 30, 2022, will be sufficient to fund its current operations into 2024.

About Elevation Oncology, Inc.

Elevation Oncology is founded on the belief that every patient living with cancer deserves to know what is driving the growth of their disease and have access to therapeutics that can stop it. We aim to make genomic tests actionable by selectively developing drugs to inhibit the specific alterations that have been identified as drivers of tumor growth. Together with our peers, we work towards a future in which each tumor's unique genomic test result can be matched with a purpose-built precision medicine to enable an individualized treatment plan for each patient. Our most advanced candidate, seribantumab, is intended to inhibit tumor growth driven by NRG1 fusions and is currently being evaluated in the Phase 2 CRESTONE study for patients with solid tumors of any origin that have an NRG1 gene fusion. Details on the Phase 2 CRESTONE study are available at www.NRG1fusion.com. Our other product candidate, EO-3021, is a differentiated, clinical stage antibody drug conjugate that targets Claudin18.2 and is currently being developed for the treatment of solid tumors. For more information, visit www.ElevationOncology.com.

Forward Looking Statements:

This press release contains forward-looking statements within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995, including, but not limited to, anticipated preclinical and clinical development activities, expected timing of announcements of clinical results, potential benefits of seribantumab, EO-3021 and Elevation Oncology’s other future product candidates, potential opportunities to expand Elevation Oncology's product candidate pipeline, potential market opportunities for seribantumab, EO-3021 and Elevation Oncology’s other future product candidates, the ability of seribantumab, EO-3021 and Elevation Oncology’s other future product candidates to treat their targeted indications, and Elevation Oncology’s expectations about its cash runway. All statements other than statements of historical fact are statements that could be deemed forward-looking statements. These forward-looking statements may be accompanied by such words as "aim," "anticipate," "believe," "could," "estimate," "expect," "forecast," "goal," "intend," "may," "might," "plan," "potential," "possible," "will," "would," and other words and terms of similar meaning.  Although Elevation Oncology believes that the expectations reflected in such forward-looking statements are reasonable, Elevation Oncology cannot guarantee future events, results, actions, levels of activity, performance or achievements, and the timing and results of biotechnology development and potential regulatory approval is inherently uncertain. Forward-looking statements are subject to risks and uncertainties that may cause Elevation Oncology’s actual activities or results to differ significantly from those expressed in any forward-looking statement, including risks and uncertainties related to Elevation Oncology’s ability to advance its product candidates, the timing and results of preclinical studies and clinical trials, approvals and commercialization of product candidates, the receipt and timing of potential regulatory designations, the impact of the COVID-19 pandemic on Elevation Oncology’s business, Elevation Oncology’s ability to fund development activities and achieve development goals, Elevation Oncology’s ability to protect intellectual property, Elevation Oncology’s ability to establish and maintain collaborations with third parties and other risks and uncertainties described under the heading "Risk Factors" in documents Elevation Oncology files from time to time with the Securities and Exchange Commission. These forward-looking statements speak only as of the date of this press release, and Elevation Oncology undertakes no obligation to revise or update any forward-looking statements to reflect events or circumstances after the date hereof.

Elevation Oncology Investor and Media Contact

Candice Masse, 978-879-7273

Senior Director, Corporate Communications & Investor Relations

cmasse@elevationoncology.com

Selected Financial Information

(In thousands, except share and per share data)

(unaudited)

	Three months ended September 30,
	2022	2021
Operating expenses:
Research and development	$34,340	$9,298
General and administrative	4,191	2,979
Total operating expenses	38,531	12,277
Loss from operations	(38,531)	(12,277)
Other income (expense), net	(306)	10
Net loss	$(38,837)	$(12,267)
Net loss per share, basic and diluted	$(1.67)	$(0.53)
Weighted average common shares outstanding, basic and diluted	23,290,249	23,114,715

Comprehensive loss:
Net loss	$(38,837)	$(12,267)
Other comprehensive gain:
Unrealized gain on marketable securities	17	—
Total other comprehensive gain	$17	$—
Total comprehensive loss	$(38,820)	$(12,267)

Selected Financial Information

(In thousands, except share and per share data)

(unaudited)

	September 30,	December 31,
Selected Balance Sheet items (in thousands):	2022	2021
Cash, cash equivalents and marketable securities	$ 107,859	$ 146,284

Prepaid expenses and other current assets	2,215	3,140

Working Capital[1]	94,974	140,635

Total Assets	111,492	149,494

Total Stockholders' Equity	67,121	140,697

1 We define working capital as current assets less current liabilities.